EXHIBIT 10.18

CANCELLATION OF

UNSECURED REVOLVING DEMAND PROMISSORY NOTE

This Cancellation of Unsecured Revolving Demand Promissory Note (“Cancellation Agreement”) is entered into as February 21, 2024, by and between Valhi, Inc. (“Borrower”) and Kronos Worldwide, Inc. (“Kronos Worldwide”).

Background

A.Borrower and Kronos Worldwide entered into that certain Unsecured Revolving Demand Promissory Note dated as of December 31, 2022 (the “Note”), pursuant to which Kronos Worldwide agreed to loan Valhi up to twenty-five million dollars ($25,000,000).

B.Valhi did not draw any amounts available to it under the Note.

C.There is no principal amount outstanding under the Note and there is no accrued interest.

D.The Note provides for an Unused Commitment Fee (as defined in the Note) to be paid quarterly.

Agreement

1.The parties acknowledge that Borrower has paid Kronos Worldwide an Unused Commitment Fee for the period January 1, 2024 through February 21, 2024.

2.The Note is hereby terminated and canceled, and is of no further force and effect.

IN WITNESS WHEREOF, the parties have executed this Cancellation Agreement.

VALHI, INC.

By:	/s/ Amy A. Samford

Amy A. Samford

Executive Vice President and Chief Financial Officer

KRONOS WORLDWIDE, INC.

By:	/s/ Tim C. Hafer

Tim C. Hafer

Executive Vice President and Chief Financial Officer